Exhibit 99.1

PRESS
RELEASE

SYNTROLEUM ANNOUNCES THIRD

QUARTER 2004 FINANCIAL RESULTS

For Immediate Release

Tuesday, October 26, 2004

Contact:	Mel Scott
Syntroleum Corporation
(918) 592-7900
www.syntroleum.com

Tulsa, OK — Syntroleum Corporation (NASDAQ: SYNM) today announced unaudited financial results for the quarter ended September 30, 2004. The Company reported a net loss for the third quarter of $12.3 million, or ($0.27) per share. This compares to a net loss of $7.4 million, or ($0.22) per share, in the third quarter of 2003.

The Company’s cash and cash equivalents balance at September 30, 2004 was $38.5 million compared to a cash balance of $32.7 million at December 31, 2003. The Company has invested $2.6 million in oil and gas properties related to drilling, land and lease acquisitions, and geological and geophysical evaluations during the nine months ended September 30, 2004 related to projects in the United States and in Nigeria.

“We’re very pleased with our progress this quarter,” said Syntroleum President and Chief Operating Officer Jack Holmes. “We successfully produced and delivered fuels for the U.S. Department of Energy program and that fuel is running in Washington, DC Metrobuses and Denali National Park Service vehicles. We completed our joint venture agreement on the Aje Field to develop oil and gas off the coast of Nigeria and hope to have a well drilled in early 2005. We’ve successfully tested gas from our first well in our low-BTU domestic gas initiative, and have ordered our first plant for operations early next year.”

Third quarter 2004 revenues were $215 thousand, compared to total revenues of $2.1 million for the third quarter 2003. Third quarter 2003 revenues included $1.1 million from the Department of Defense (“DoD”) for completion of Phase I of a DOD fuels project.

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Syntroleum Announces Third Quarter Results

October 26, 2004

Third quarter 2004 operating expenses included $0.8 million of project costs which related primarily to development costs associated with the Company’s GTL Barge initiative, and $3.8 million of expenditures related to the DOE Catoosa Project. The Company’s third quarter 2003 operating expenses included $0.1 million in project costs, $3.8 million of expenditures on the DOE Catoosa Project and $1.5 million in costs of catalyst materials sales. The DOE Catoosa Project is a 70-barrel per day gas-to-liquids plant constructed jointly by Syntroleum, the U.S. Department of Energy (“DOE”), and Marathon Oil Company, one of the Company’s licensees. The plant is supplying demonstration fuels to government vehicles and for engine testing under the DOE’s Ultra-Clean Fuels Program. The Syntroleum GTL Barge is designed to be an inland barge installed in calm water and producing into a floating, storage and off-loading vessel. The GTL Barge converts natural gas produced from stranded reserves into approximately 20,000 barrels per day of clean liquids (ultra clean diesel, naphtha, and liquefied petroleum gas). Over a twenty-year project life, this equates to approximately 140 million barrels of fuels production.

The Company incurred additional costs during the third quarter of 2004 totaling $2.0 million for research, development and engineering activities and $5.2 million for general and administrative and other costs, including $1.2 million in non-cash equity compensation charges. The additional costs for the third quarter of 2003 included $2.0 million for R&D and engineering activities and $3.3 million for general and administrative and other costs.

Year-to-Date

For the nine months ended September 30, 2004, revenues were $6.3 million, compared to $15.5 million for the same period in 2003. The Company reported a net loss for the nine months ended September 30, 2004 of $30.5 million or ($0.72) per share, compared to a net loss of $23.8 million, or $(0.71) per share, for the nine months ended September 30, 2003.

The Company incurred expenses for the nine months ended September 30, 2004 of $2.9 million related to project costs, $10.2 million of expenditures related to the DOE Catoosa Project, and $3.0 million for catalyst materials costs, compared to $0.3 million related to project costs, $18.2 million related to the DOE Catoosa Project, and $4.4 million for catalyst materials cost during the same period in 2003.

Operating expenses for the nine months ended September 30, 2004 included $6.0 million for research, development and engineering activities and $14.3 million for general and administrative and other costs, including $3.1 million in non-cash equity compensation charges, compared to $6.2 million for research, development and engineering activities and $12.2 million for general and administrative and other costs, including $7 thousand in non-cash equity compensation charges, for the nine months ended September 30, 2003.

Syntroleum Announces Third Quarter Results

October 26, 2004

Conference Call and Operations Update

The Company’s third quarter 2004 conference call will take place Tuesday, October 26, 2004 at 4:00 PM EDT, during which Syntroleum’s senior management will discuss financial results for the period, progress on the Company’s commercial developments and other important activities. A web cast of the call will be available via the Internet by accessing www.syntroleum.com. Listeners should allow a few minutes for registration into the web site. A replay of this conference call will be available on the web site under the Syntroleum Investor Relations tab for a period of one year.

In addition, the company will publish an Operations Update following the completion of the conference call.

Syntroleum Corporation owns a proprietary gas-to-liquids process for converting natural gas into synthetic liquid hydrocarbons. The Company plans to use its GTL technology, as well as other third party gas processing technologies, to develop and participate in gas monetization projects in a number of global locations.

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(Tables Follow)

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This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to GTL Barge projects, oil, natural gas and GTL product production and reserves, drilling results, oil and gas exploration and development plans and operations, the testing, certification, characteristics and use of synthetic fuels and alternative fuels, the Syntroleum Process and related technologies and products, GTL plants based on the Syntroleum Process (including the development of planned plants), the economic use of such plants and the continued development of the Syntroleum Process. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intent,” “may,” “project,” “plan” “should,” and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that commercial-scale GTL plants will not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants will experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, the ability to implement corporate strategies, competition, intellectual property risks, Syntroleum’s ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.

Syntroleum Announces Third Quarter Results

October 26, 2004

Syntroleum Corporation and Subsidiaries

Third Quarter and Year-To-Date (Unaudited)

(Amounts in thousands, except per share data)

	Third Quarter		Year to Date
	2004	2003	2004	2003
Revenue
Joint Development	215	$1,130	$612	$14,252
Catalyst Materials	—	975	5,674	1,225
Other	—	38	3	56

Total Revenue	215	2,143	6,289	15,533

Operating Expenses
DOE Catoosa Project	3,764	3,821	10,161	18,209
Project Costs	770	141	2,943	320
Catalyst Materials Cost	—	1,483	3,033	4,399
R&D/Engineering	2,038	2,009	6,002	6,228
G&A and Other	5,226	3,284	14,307	12,162

Total Operating Expenses	11,798	10,738	36,446	41,318

Income (loss) from Operations	(11,583)	(8,595)	(30,157)	(25,785)

Investment and Interest Income	178	338	682	958
Other Income (Expense)	(870)	(292)	(969)	(312)
Taxes	—	(9)	(12)	(49)

Income (loss) from Continuing Operations	(12,275)	(8,558)	(30,456)	(25,188)

Income from Discontinued Real Estate Operations	—	1,145	—	1,379

Net Earnings (loss)	$(12,275)	$(7,413)	$(30,456)	$(23,809)

Earnings (loss) Per Share (Basic and Diluted)
Earnings (loss) from continuing operations	$(0.27)	$(0.25)	$(0.72)	$(0.75)
Earnings (loss) from discontinued real estate operations	$(0.00)	$0.03	$0.00	$0.04
Net Earnings (loss)	$(0.27)	$(0.22)	$(0.72)	$(0.71)

Weighted Average Shares Outstanding	45,729	33,771	42,474	33,742

Syntroleum Announces Third Quarter Results

October 26, 2004

Syntroleum Corporation and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands)

	September 30, 2004	December 31, 2003
Assets
Cash and Cash Equivalents	$38,456	$32,695
Restricted Cash	465	24,010
Other Current Assets	654	5,562
Total Non-current Assets	8,008	4,968

Total Assets	$47,583	$67,235

Liabilities and Stockholders’ Equity
Current Liabilities	$4,973	$5,620
Current maturities of debt and deferred credit	—	13,546
Current maturities of convertible debt	23,862	21,842
Non-current Liabilities	—	78
Deferred Revenue	26,550	38,273
Minority Interests	706	706

Total Liabilities	56,091	80,065

Total Stockholders’ Equity (Deficit)	(8,508)	(12,830)

Total Liabilities and Stockholders’ Equity	$47,583	$67,235

Syntroleum Announces Third Quarter Results

October 26, 2004

Syntroleum Corporation and Subsidiaries

Cash Flow Statements (Unaudited)

(Amounts in Thousands)

	Nine Months Ended September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)	$(30,456)	$(23,809)
Income from discontinued real estate operations	—	(327)
Minority Interest of discontinued operations	—	99
Gain on sale of discontinued operations	—	(1,151)

Income (Loss) from Continuing Operations	(30,456)	(25,188)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Minority interest in subsidiaries	—	(2,000)
Depreciation and amortization	442	477
Foreign currency exchange	(494)	3,759
Non-cash settlement of Australian liability	408	—
Non-cash compensation expense	3,150	7
Impairment of note receivable	—	267
Non-cash interest expense	1,338	934
(Gain)/loss on sale of assets	(23)	(426)
Changes in assets and liabilities	4,025	2,164

Net cash used in continuing operations	(21,610)	(20,006)
Net cash provided by discontinued operations	—	1,135

Net cash flows from operating activities	(21,610)	(18,871)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment	(778)	(739)
Purchase of oil and gas assets	(2,633)	—
Proceeds from sale of property and equipment	—	594
Collection of note receivable	—	93

Syntroleum Announces Third Quarter Results

October 26, 2004

Increase in restricted cash	(157)	(7)
Change in and proceeds from investments	121	32

Net cash used in continuing operations	(3,447)	(27)
Net cash used in discontinued operations	—	3,049

Net cash flows from investing activities	(3,447)	3,022

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from sale of common stock and option exercises	31,765	3,114
Proceeds from convertible debt and long term debt	682	12,573
Settlement of Australia Liability	(1,397)	—
Collections on notes receivable from officers	100	1,441
Purchase and Retirement of Treasury Stock	(237)	—

Net cash provided by continuing operations	30,913	17,128
Net cash used in discontinued operations	—	(60)

Net cash flows from financing activities	30,913	17,068

FOREIGN EXCHANGE EFFECT ON CASH AND CASH EQUIVALENTS	(95)	(3,604)

NET CHANGE IN CASH AND CASH EQUIVALENTS	5,761	(2,385)
CASH AND CASH EQUIVALENTS, beginning of year	32,695	14,611

CASH AND CASH EQUIVALENTS, end of year	$38,456	$12,226